Exhibit 7(a)

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of a statement on Schedule 13D and any amendments thereto with respect to the common stock of Just Energy Group Inc. beneficially owned by each of them.  This Joint Filing Agreement shall be included as an exhibit to such Schedule 13D.

Dated: June 25, 2015

JAMES A. PATTISON

/s/ James A. Pattison

JIM PATTISON LTD.

By:	/s/ Nick Desmarais
Name:	NICK DESMARAIS
Title:	Secretary

GREAT PACIFIC CAPITAL CORPORATION

By:	/s/ Nick Desmarais
Name:	NICK DESMARAIS
Title:	Secretary

GREAT PACIFIC FINANCIAL SERVICES LTD.

By:	/s/ Nick Desmarais
Name:	NICK DESMARAIS
Title:	Secretary